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AIM HIGH YIELD FUND                                                SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

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
FOR PERIOD ENDING: 1/31/2010
FILE NUMBER :      811-05686
SERIES NO.:        8

72DD.                        1 Total income dividends for which record date passed during the period. (000's Omitted)

                               Class A                   $ 18,690

                             2 Dividends for a second class of open-end company shares (000's
                               Omitted)

                               Class B                   $  1,668
                               Class C                   $  2,389
                               Class Y                   $    599
                               Investor Class            $  4,787
                               Institutional Class       $  6,056

73A.                           Payments per share outstanding during the entire current period:
                               (form nnn.nnnn)

                             1 Dividends from net investment income

                               Class A                     0.1624

                             2 Dividends for a second class of open-end company shares
                               (form nnn.nnnn)

                               Class B                     0.1487
                               Class C                     0.1483
                               Class Y                     0.1676
                               Investor Class              0.1628
                               Institutional Class         0.1691

74U.                         1 Number of shares outstanding (000's Omitted)

                               Class A                    120,462

                             2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)

                               Class B                     10,722
                               Class C                     15,983
                               Class Y                      3,670
                               Investor Class              30,846
                               Institutional Class         33,328

74V.                         1 Net asset value per share (to nearest cent)

                               Class A                   $   4.06

                             2 Net asset value per share of a second class of open-end company shares (to nearest cent)

                               Class B                   $   4.07
                               Class C                   $   4.05
                               Class Y                   $   4.07
                               Investor Class            $   4.06
                               Institutional Class       $   4.05
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